Exhibit 99.1

            Press Release for FirstBank NW Corp. dated July 21, 2005.

                                                                    EXHIBIT 99.1

FIRSTBANK NW CORP.                                   CONTACT:  Larry K. Moxley
1300 16th Avenue                                               EVP & CFO
CLARKSTON, WA 99403                                            (509) 295-5100

NEWS RELEASE
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     FIRSTBANK NW CORP. DECLARES QUARTERLY CASH DIVIDEND OF $0.17 PER SHARE
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CLARKSTON, WA - July 21, 2005 - FirstBank NW Corp. (Nasdaq: FBNW), the holding company for FirstBank Northwest, announced that its Board of Directors has declared a regular quarterly cash dividend of $0.17 per common share. The dividend will be paid on August 24, 2005 to shareholders of record at August 10, 2005. This marks the thirty-second regular quarterly cash dividend since FirstBank became a publicly traded company in July 1997.

FirstBank NW Corp. is the parent of FirstBank Northwest. Founded in 1920, FirstBank Northwest is based in Clarkston, Washington. FirstBank Northwest operates 20 branch locations in Idaho, eastern Washington and eastern Oregon, in addition to residential loan centers in Lewiston, Coeur d'Alene, Boise and Nampa, Idaho, Spokane, Washington, and Baker City, Oregon. Smith Barney has investment centers in the Coeur d'Alene, Idaho, Clarkston and Liberty Lake, Washington branches, and the Baker City, LaGrande, Pendleton and Ontario, Oregon branches. FirstBank Northwest is known as the local community bank, offering its customers highly personalized service in the many communities it serves.

     Certain matters in this News Release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may relate to, among others, expectations of the business environment in which the Company operates, projections of future performance, including operating efficiencies, perceived opportunities in the market, potential future credit experience and statements regarding the Company's mission and vision. These forward-looking statements are based upon current management expectations, and may, therefore, involve risks and uncertainties. The Company's actual results, performance, and achievements may differ materially from those suggested, expressed or implied by forward-looking statements due to a wide range of factors including, but not limited to, the general business environment, interest rates, the real estate market in Washington, Idaho and Oregon, the demand for mortgage loans, competitive conditions between banks and non-bank financial service providers, regulatory changes, costs of implementing additional securities requirements and requirements of the Sarbanes Oxley Act of 2002 and other risks detailed in the Company's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-KSB for the fiscal year ended March 31, 2005.

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